ESCROW AGREEMENT

THIS AGREEMENT is dated for reference January 15, 2009 and is made

BETWEEN:

JERRY R. SATCHWELL, businessman, having an address at 1596
Gulf Road, Number 34, Point Roberts, Washington, USA 98281

(“Satchwell”);

THERON RESOURCE GROUP, corporation, having an office at 1596
Gulf Road, Number 34, Point Roberts, Washington USA 98281

(“Theron”);

WONG & WONG, law corporation, having an office at 1618 – 239 Des
Vieux Road, Central, Hong Kong, and

(“Escrow Agent”).

WHEREAS:

A.           Pursuant to a rescission offering registration statement dated for reference __________ __, 2009 (the “Rescission”), Satchwell is prepared to loan Theron a maximum of One Hundred Ten Thousand United States Dollars (US $110,000) to fund the rescission of up to one million nine hundred thousand (1,900,000) common shares in Theron’s share capital at a price of $0.05 per share (the “Issuance Shares”), inclusive of interest payable, to any person or entities (collectively, the “Shareholders”) as indicated on Appendix “A” in such amount as to not exceed the shares indicated as being held by said Shareholders at a price of $0.05 per share;

B.           Pursuant to the Form of Notice of Election, each Shareholder desiring to accept the rescission offer shall deliver the Form of Notice of Election and Stock Power Document in the appropriate fashion to “Wong & Wong, in trust for Jerry R. Satchwell and Theron Resource Group” and Wong & Wong shall pay the rescinding shareholder a price of $0.05 per common share plus interest at the rate of five percent (5%) from the date of subscription to the Closing Date for the subject Rescission Shares such funds to be paid from the Escrow Account and reported to Satchwell and Theron at the Closing (the “Rescission Funds”). Theron shall rescind the Rescission Shares pursuant to Form of Notice of Election and Stock Power Document, a copy of each form is attached to this Agreement as Schedules “B” (the Form of “Notice of Election”) and “C” (the “Stock Power Document”); and

C.           The Escrow Agent is prepared to hold the Rescission Funds in escrow on the terms of this Agreement.

THEREFORE, the parties agree:

1.           PLACEMENT OF RESCISSION FUNDS IN ESCROW

1.1          Satchwell shall place the sum of One Hundred Ten Thousand United States Dollars (US $110,000) in an escrow account to be maintained by the Escrow Agent;

1.2          Satchwell and Theron shall cause the Shareholders to deliver the Form of Notice of Election and Stock Power Document pursuant to the Rescission for the Rescission Shares to the Escrow Agent to be held in accordance with the terms of this Agreement;

1.3          While the Rescission Funds are in escrow, Theron will not issue, deliver, transfer, assign, option, dispose of, pledge or encumber any interest in the Rescission Shares.

2.           TERMS OF ESCROW

2.1          Satchwell directs the Escrow Agent not to release or otherwise deal with the Rescission Funds, and the other documents, held in escrow under this Agreement except in accordance with the terms of this Agreement.

2.2          The Escrow Agent shall deliver to Satchwell and Theron a list of the rescinding Shareholders who have accepted the Rescission Offering indicating the number of shares that have been surrendered for rescission as of the date of the Closing. The Escrow Agent will then release the Rescission Funds to the rescinding Shareholders as follows:

A.           To The Shareholders

i.

Upon Satchwell and Theron providing written notice to the Escrow Agent that the Rescission Funds are to be released to the rescinding Shareholders pursuant to the Rescission Offering stating that the Rescission Offering has closed;

ii.	The Escrow Agent being in possession of not less than $110,000 (US) in Rescission funds.

B.           To Satchwell and Theron

i.

On written notice from Satchwell and Theron confirming the number of Rescission Shares delivered by any rescinding Shareholder, that the funds payable to the rescinding Shareholder, including the interest payable, has been paid and that no additional Rescission Shares shall be delivered by any Shareholders and that the remaining Rescission Funds ought to be returned to Satchwell; or

ii.

On written notice from Satchwell and Theron confirming that the rescission contemplated by the Rescission Offering shall not proceed, that no Rescission Shares shall be delivered by any Shareholders, and that the Rescission Funds ought to be returned to Satchwell; or

ii.	If more than 60 days have elapsed from the effective date of the Rescission Offering without submission of any Rescission Shares or other direction from Satchwell and Theron.

2.3          All Rescission Funds released by the Escrow Agent pursuant to the terms of this Agreement will cease to be governed or affected by this Agreement.

2.4          The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound in any way by:

(a)

any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by Satchwell and Theron, and, if its duties herein are affected, unless it shall have given its prior written consent thereto; or

(b)	any other contract or agreement between Theron and the Shareholders whether or not the Escrow Agent has knowledge thereof or of its terms and conditions.

3.           AMENDMENT AND ASSIGNMENT

This Agreement may be amended only by a written agreement among the Escrow Agent, Satchwell and Theron.

4.           INDEMNIFICATION OF ESCROW AGENT

4.1          Except for its acts of negligent misconduct, the Escrow Agent shall not be liable for any acts done or steps taken or omitted in good faith, or for any mistake of fact or law and each of Satchwell and the Shareholders will jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent’s compliance in good faith with this Agreement. Satchwell agrees to pay the Escrow Agent’s proper and reasonable charges for its services rendered and its disbursements incurred as Escrow Agent in this matter.

4.2          Upon the release of the Rescission Funds to Satchwell in accordance with section 2.2 (a) above, the Escrow Agent shall be entitled, but not required, upon the written request of the Escrow Agent to retain Rescission Funds such funds required to pay the Escrow Agent’s costs, fees, disbursements, and accounts incurred with regards to this Agreement upon the confirmation by Satchwell of the amount of the Escrow Agent’s accounts.

5.           RESIGNATION OF ESCROW AGENT

5.1          If the Escrow Agent wishes to resign as escrow agent under this Agreement, the Escrow Agent must give notice in writing to Satchwell.

5.2          The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 60 days after the date of receipt of the notice referred to in subsection 5.1 or on such other date as the Escrow Agent are Satchwell may agree upon (the “Resignation Date”).

5.3          Following receipt of the notice referred to in subsection 5.1 and before the Resignation Date, Satchwell will provide the Escrow Agent with written instructions to deliver any Rescission Funds then held by the Escrow Agent pursuant to this Agreement to a third party, to be held on the terms and conditions of this Agreement or otherwise as Satchwell and the Shareholders may agree. If Satchwell does not appoint a new Escrow Agent within 50 days of receipt of the notice in subsection 5.1, then Satchwell will have the right to designate the registrar and transfer agent for Theron (if such person is not the Escrow Agent) as the person to replace the Escrow Agent and Satchwell shall instruct the Escrow Agent of its designation prior to the Resignation Date.

5.4          If the Escrow Agent does not receive the instructions referred to in subsection 5.3 on or before the Resignation Date, the Escrow Agent will deliver any Rescission Funds then held in escrow under this Agreement to the registrar and transfer agent for Theron (if such person is not the Escrow Agent) with instructions to hold such documents on the terms and conditions of this Agreement.

5.5          The effect of the delivery of any Rescission Funds then held in escrow to a third party or the registrar and transfer agent of Theron under subsection 5.3 or 5.4 will be to appoint the third party or the registrar and transfer agent as Escrow Agent under this Agreement and the third party or the registrar and transfer agent will be entitled to all the rights of the Escrow Agent under this Agreement, and Satchwell will be bound by the appointment and by this Agreement as if the third party or the registrar and transfer agent had originally been appointed as Escrow Agent under this Agreement.

5.6          If, at any time, a dispute arises between any of Satchwell, the Shareholders and the Escrow Agent as to the proper interpretation of this Agreement, the Escrow Agent will be at liberty to deliver any Rescission Funds then held by it in escrow under this Agreement into court of competent jurisdiction and will thereby be released of all further obligations under this Agreement and Satchwell and the Shareholders will jointly and severally be liable for and will indemnify the Escrow Agent for all fees, charges and expenses of the Escrow Agent charged on a solicitor and own client basis in connection with any such dispute.

6.           FURTHER ASSURANCES

Satchwell will execute and deliver any further documents and perform any acts necessary to carry out the intent of this Agreement.

7.           TIME

Time is of the essence of this Agreement.

8.           NOTICES

All notices, documents and other communications (“Notices”) required or permitted to be given to the parties to this Agreement shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)	Satchwell:

Jerry R. Satchwell
	Address:	Number 34, 1596 Gulf Road, Point Roberts, Washington, USA 98281
	Attention:	Jerry R. Satchwell
	Telephone:	888 755-9766
	Facsimile:	877 755-9766

(b)	the Escrow Agent:

Wong & Wong
	Address:	1618 – 239 Des Vieux Road, Central, Hong Kong
	Attention:	Leung Wong

Telephone:	(86) 852-7246-1714
Facsimile:	(86) 852-7246-1714

Notices must be delivered or sent by telecopier and addressed to the party to which notice is to be given to the address or facsimile number above or to such other address as a party may by Notice to the other parties advise. If Notice is delivered or transmitted by telecopier during the normal business hours of the recipient, it will be deemed to be received when delivered or sent by telecopier. If a Notice is delivered or transmitted by telecopier outside of normal business hours of the recipient, it will be deemed to be received at the commencement of normal business hours of the recipient on the next business day.

9.           COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

10.           LANGUAGE

Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

11.           ENUREMENT

This Agreement ensures to the benefit of and is binding on the parties and their successors and permitted assigns.

12.           CONFLICTING AGREEMENTS

Where a provision of this Agreement conflicts or is inconsistent with a provision of the Rescission Offering, a Subscription any other agreement to which either or both of Satchwell and or Theron and the Shareholders are party, the terms of this Agreement will supersede any such conflicting provision.

13.           SHAREHOLDERS

13.1          Satchwell agrees, guarantees, represents, and warrants to the Escrow Agent that he shall:

(a)	cause all Shareholders to be bound by the terms of this Agreement;

(b)	provide a copy of the Rescission Offering to all Shareholders;

(c)	obtain properly executed Form of Notice of Election and Stock Power Document from all Shareholders prior to causing the Escrow Agent to deliver the Rescission Funds to the Shareholders;

(d)	ensure that all Rescission Funds received by the Escrow Agent are received in accordance with the terms of, and commensurate with the number of shares designated in Appendix “A”;

(e)	cause all Rescission Funds received pursuant to the Rescission Offering and the Notices to be delivered to, and only to, the Escrow Agent;

(f)	advise the Escrow Agent, from time to time and in a diligent and punctual manner, of the identities of all Shareholders;

(g)

provide the Escrow Agent, from time to time, with a Schedule (Schedule “A” to this Agreement) setting out the identity of all Shareholders, the number of Rescission Shares to which they have subscribed under a Subscription, and the amount of Rescission Funds which they shall be paid.

13.2          The Escrow Agent shall have no obligations to the Shareholders, save and except as set out in this Agreement and Satchwell agrees to hold the Escrow Agent harmless, and provide the Escrow Agent with a full indemnity, with regards to any claims made by any Shareholders against the Escrow Agent.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

THIS AGREEMENT WAS EXECUTED ON	)
BEHALF OF JERRY R. SATCHWELL	)
was hereunto affixed in the presence of:	)
)
)
Name	)
/s/ “Jerry R. Satchwell”

THIS AGREEMENT WAS EXECUTED ON	)
BEHALF OF THERON RESOURCE	)
GROUPwas hereunto affixed in the presence	)
of:	)
)
)
Name	)
/s/ “Jerry R. Satchwell”
Jerry R. Satchwell, President

THIS AGREEMENT WAS EXECUTED ON	)
BEHALF OF ESCROW AGENT was	)
hereunto affixed in the presence of:	)
)
)
Name	)
	)	/s/ "Leung Wong"
Leung Wong

SCHEDULE “A”

Schedule “A” to the Escrow Agreement between Jerry R. Satchwell, Theron Resource Group and Wong & Wong dated January 15, 2009.

SHAREHOLDER	ISSUANCE SHARES	RESCISSION FUNDS
Kaewsudtha, Renu	5,000
Ruengchaitanawong, Yupin	5,000
Gibbons, Andrew	6,000
Gibbons, Christina	6,000
Gaofeng Holding Co. Limited	20,000
Wong, Chung Pong Christopher	25,000
Lee, Rebecca	25,000
Jiang, Zhe Yan	30,000
Ling, Ming	50,000
Zhang, Ling Qin	20,000
Choi, Lauri	10,000
Chan, Alan	25,000
Pui, Shan Lam	25,000
Chen, Kai Yuen	25,000
Zedian, Cai	25,000
Wong, Pak Tat	25,000
Ma, Sui Kiu	25,000
Yiu, Yeung Lung James	30,000
Yiu, Mary	25,000
Lai, Shun Ming Emily	25,000

Chan, Hui Shan	10,000
Lee, Yee Lun	10,000
Wong, Yuen Man	20,000
Wong, Sheng Ning Candace	70,000
Wong, Ping Yvonne	30,000
Chan, Wai Yu	10,000
Chan, Wing Tung	20,000
Webster, Sean	100,000
Duffy, Shelley	15,000
Duffy, Pat	15,000
Webster, Stephen	20,000
Fujita, Akimasa	10,000
Duke, Gerri	10,000
Grier, Sam	10,000
Sato, Yukiko	10,000
Belcher, James	10,000
Deglow, Stephanie	10,000
Meetsma, Kimberly	10,000
Cebryk, Deanne M.	10,000
Weninger, James	10,000
Inamnuay, Laksanee	5,000
Nonpanapol, Siripman	10,000
Nonpanapol, Sarinthorn	10,000
Chen, Hsiu-Chun	133,000

SCHEDULE “B”

Form of Notice of Election

Theron Resource Group
1596 Gulf Road, Number 34,
Point Roberts, WA 98281

Attn: Jerry R. Satchwell, President

Dear Mr. Satchwell:

I have received and read the offering circular of Theron Resource Group (“Theron”) relating to its rescission offer, dated ____________ __, 2009, pursuant to which Theron has offered to repurchase certain shares of its common stock that may have been issued in violation of federal or state securities laws, or both. I acknowledge that I have had an opportunity to carefully review the information from Theron that I consider important in making my election. I advise Theron as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

Shares of Common Stock

[ ]	1.	I hereby elect to reject the rescission offer and desire to retain the shares.

[ ]	2.

I hereby elect to accept the rescission offer and rescind the sale of ________________ (fill in number) shares and to receive a full refund for all sums paid therefore together with interest at the rate of five percent (5%) per year. My Stock Power Document(s) is/are also enclosed with this Form of Notice of Election.

Date of Purchase
(The date you were		Certificate Number
issued stock. If you do		(If you do not know, please
not know, please leave	Number of Shares	leave
blank.)	Purchased	blank.)

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWERDOCUMENTS(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS FORM OF NOTICE OF ELECTION, BY FACSIMILE TO JERRY R. SATCHWELL AT THE FOLLOWING FACSIMILE NUMBER: (877) 755-9766.

Dated: ____________, 2009

Print Name of Stockholder:

____________________________________

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES OF COMMON STOCK.

Dated: ________ ____, 2009

Print Name of Stockholder:	Name of Stockholder:

Authorized Signature:	Authorized Signature (if shares held in more than one name):

Title of Authorized Signatory (if applicable):	Title of Authorized Signatory (if applicable):

Address of Stockholder:	Phone number of Stockholder:

Fax number of Stockholder:	Email of Stockholder:

SCHEDULE “C”

THERON RESOURCE GROUP
STOCK POWER DOCUMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto THERON RESOURCE GROUP, a Wyoming corporation, _________________ shares of common stock of Theron Resource Group, and does hereby irrevocably constitute and appoint Ian Satchwell the undersigned’s Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: _____________ , 2009	SELLING STOCKHOLDER

Print Name(s) of Selling Stockholder(s)

Authorized Signature

Title of Authorized Signatory (if applicable) [1]

Authorized Signature (if shares held in more than one name)

Title of Authorized Signatory (if applicable)

Address of Selling Stockholder (Line 1)

Address of Selling Stockholder (Line 2)

Phone

Email

Fax

[1]	Trustees, officers and other fiduciaries or agents should indicate their title or capacity and print their names under their signatures.